EXHIBIT D

GUARANTY

This Guaranty (the "Guaranty") is attached to and made a part of that certain AIR Commercial Real Estate Association Standard Industrial Commercial Multi-Tenant Lease-Net (the "Lease") by and between **DAIMLER OPPORTUNITY, LLC**, a Delaware limited liability company ("Lessor"), **CRYOPORT SYSTEMS, INC.**, a California corporation ("Lessee") and **CRYOPORT, INC.**, a Nevada corporation ("Guarantor"), covering that certain approximate 27,648 square feet located at 17305 Daimler Street, Irvine, California (the "Premises"), as more particularly described in the Lease. The terms used in this Guaranty shall have the same definitions as set forth in the Lease. In order to induce Lessor to enter into the Lease with Lessee, the Guarantor has agreed to execute and deliver this Guaranty to Lessor. Guarantor acknowledges that Lessor would not enter into the Lease if Guarantor did not execute and deliver this Guaranty to Lessor.

1. **Guaranty.** In consideration of the execution of the Lease by Lessor and as a material inducement to Lessor to execute the Lease, Guarantor hereby irrevocably, unconditionally, jointly and severally guarantees the full, timely and complete (a) payment of all Base Rent, Additional Rent and other sums payable by Lessee to Lessor under the Lease, and any amendments or modifications thereto by agreement or course of conduct, and (b) performance of all covenants, representations and warranties made by Lessee and all obligations to be performed by Lessee pursuant to the Lease, and any amendments or modifications thereto by agreement or course of conduct. This Guaranty shall be a guaranty on the Lease for the Lease Term (as may be extended) from the Commencement Date of the Lease (or any earlier occupancy of the Premises by Lessee). The payment of those amounts and performance of those obligations shall be conducted in accordance with all terms, covenants and conditions set forth in the Lease, without deduction, offset, delay or excuse of any nature, or any disability of Lessee.

2. **Lessor's Rights.** Lessor may perform any of the following acts at any time during the Lease Term as may be extended), without notice to or assent of Guarantor and without in any way releasing, affecting or impairing any of Guarantor's obligations or liabilities under this Guaranty: (a) alter, modify or amend the Lease by agreement or course of conduct, (b) grant extensions or renewals of the Lease, (c) assign or otherwise transfer its interest in the Lease, the Premises, or this Guaranty (so long as such assignment of the Guaranty is assigned or transferred along with the obligations of Lessor under the Lease, (d) consent to any transfer or assignment of Lessee's or any future Lessee's interest under the Lease except as specifically provided in this Guaranty, (e) take and hold security for the payment of this Guaranty and exchange, enforce, waive and release any such security, (f) apply such security and direct the order or manner of sale thereof as Lessor, in its sole discretion, deems appropriate, and (g) foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor under this Guaranty, except to the extent the indebtedness has been paid.

3. **Lessee's Default.** This Guaranty is a guaranty of payment and performance, and not of collection. Upon any non-curable breach or default by Lessee under the Lease or upon the expiration of the Lessee's cure period following any other default or breach by Lessee under the

Lease, Lessor may proceed immediately against Lessee and/or any Guarantor to enforce any of Lessor's rights or remedies against Lessee or any Guarantor pursuant to this Guaranty, the Lease, or at law or in equity, and except as provided under the Lease, without notice to or demand upon either Lessee or any Guarantor.

This Guaranty shall not be released, modified or affected by any failure or delay by Lessor to enforce any of its rights or remedies under the Lease or this Guaranty, or at law or in equity.

4. **Guarantor's Waivers.** Guarantor hereby waives (a) presentment, demand for payment and protest of non-performance under the Lease, (b) notice of any kind including without limitation, notice of acceptance of this Guaranty, protest, presentment, demand for payment, default, nonpayment, or the creation or incurring of new or additional obligations of Lessee to Lessor, (c) any right to require Lessor to enforce its rights or remedies against Lessee under the Lease, or otherwise, or against any other Guarantor, (d) any right to require Lessor to proceed against any security held from Lessee or any other party, and (e) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Lessor or any such security, whether resulting from an election by Lessor, or otherwise. Any part payment by Lessee or other circumstance, which operates to toll any statute of limitations as to Lessee, shall operate to toll the statute of limitations as to Guarantor. Notwithstanding anything in this Guaranty to the contrary, if the Lease has been assigned by Lessee with the consent of Lessor and Lessee has been released in writing by the Lessor from further liability under the Lease, this Guaranty shall be released.

5. **Separate and Distinct Obligations.** Guarantor acknowledges and agrees that Guarantor's obligations to Lessor under this Guaranty are separate and distinct from Lessee's obligations to Lessor, under the Lease. The occurrence of any of the following events shall not have any effect whatsoever on Guarantor's obligations to Lessor hereunder, each of which obligations shall continue in full force or effect as though such event had not occurred: (a) the commencement by Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended or replaced, or any other applicable federal or state bankruptcy, insolvency or other similar law (collectively, the "Bankruptcy Laws"), (b) the consent by Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestration or similar official of Lessee or for any substantial part of its property, (c) any assignment by Lessee for the benefit of creditors, (d) the failure of Lessee generally to pay its debts as such debts become due, (e) the taking of corporate action by Lessee in the furtherance of any of the foregoing; or (f) the entry of a decree or order for relief by a court having jurisdiction in respect of Lessee in any involuntary case under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestration (or similar official) of Lessee or for any substantial part of its property, or ordering the winding-up or liquidation of any of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days. The liability of Guarantor under this Guaranty is not and shall not be affected or impaired by any payment made to Lessor under or related to the Lease for which Lessor is required to reimburse Lessee in settlement of any dispute, controversy or litigation in any bankruptcy, reorganization, arrangement, moratorium or other federal or state debtor relief proceeding or pursuant to any court order in any bankruptcy.

If, during any such proceeding, the Lease is assumed by Lessee or any trustee, or thereafter assigned by Lessee or any trustee to a third party, this Guaranty shall remain in full force and effect with respect to the full performance of Lessee, any such trustee or any such third party's obligations under the Lease. If the Lease is terminated or rejected during any such proceeding, or if any of the events described in Subsections (a) through (f) of this Section 5 occur, as between Lessor and each Guarantor, Lessor shall have the right to accelerate all of Lessee's obligations under the Lease and each Guarantor's obligations under this Guaranty. In such event, all such obligations shall become immediately due and payable by Guarantor to Lessor. Guarantor waives any defense arising by reason of any disability or other defense of Lessee or by reason of the cessation from any cause whatsoever of the liability of Lessee.

6. **Successors and Assigns.** This Guaranty binds each Guarantor's personal representatives, transferees, successors, heirs and assigns.

7. **Encumbrances.** If Lessor's interest in the Premises or the Lease, or the rents or issues or profits therefrom, are subject to any deed of trust, mortgage or assignment for security, any mortgagee's, beneficiary's, trustee or assignee or any purchaser at any sale by judicial foreclosure or under any private power of sale, and their successors and assigns' acquisition of Lessor's interest in the Premises or Lease shall not affect any of Guarantor's obligations under this Guaranty. In such event, this Guaranty shall nevertheless continue in full force and effect for the benefit of any mortgagee, beneficiary, trustee or assignee or any purchaser at any sale by judicial foreclosure or under any private power of sale, and their successors and assigns. Any married Guarantor expressly agrees that Lessor has recourse against any Guarantor's separate property for all of such Guarantor's obligations hereunder.

8. **Guarantor's Duty.** Guarantor assumes the responsibility to remain informed of the financial condition of Lessee and of all other circumstances bearing upon the risk of Lessee's default, which reasonable inquiry would reveal, and agree that Lessor shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances.

9. **Lessor's Reliance.** Lessor shall not be required to inquire into the powers of Lessee or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

10. **Incorporation of Certain Lease Provisions.** Guarantor hereby represents and warrants to Lessor that Guarantor has received a copy of the Lease, has read or had the opportunity to read the Lease, and understands the terms of the Lease. The provisions in the Lease relating to the execution of additional documents, legal proceedings by Lessor against Lessee, severability of the provisions of the Lease, interpretation of the Lease, notices, waivers, the applicable laws which govern the interpretation of the Lease and the authority of the Lessee to execute the Lease are incorporated herein in their entirety by this reference and made a part hereof. Any reference in those provisions to "Lessee" shall mean each Guarantor and any reference in those provisions to the "Lease" shall mean this Guaranty, except that (a) any notice which any Guarantor desires or is required to provide to Lessor shall be effective only if signed

by Guarantor and (b) any notice which Lessor desires or is required to provide to any Guarantor shall be sent to such Guarantor at such Guarantor's address indicated below, or if no address is indicated below, at the address for notices to be sent to Lessee under the Lease.

11. **Attorneys Fees.** In the event of any dispute arising out of the enforcement or interpretation of this Guaranty, the prevailing party shall be entitled to reasonable attorney fees and costs from the non-prevailing party, to include any reasonable attorney's fees and costs on appeal.

12. **Choice of Law.** The laws of the state in which the Premises is located shall govern this Guaranty regardless of conflict of law principles.

Executed on October 5, 2015

GUARANTOR:

CRYOPORT, INC.,
a Nevada corporation

By: [signature]
Name: Robert S Stefanovich
Its: Chief Financial Officer

Address: 20382 Barents Sea Circle
Lake Forest, CA 92630

Telephone: 619-481-6802
Email: RSTEFANOVICH@CRYOPORT.COM

FEIN: 88-0313393